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                                                                    EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITOR'S

We consent to the incorporation by reference in Registration Statements No. 333-06659, No. 333-19315 and 333-29221 of Fine Host Corporation on Form S-8 of our report dated February 28, 1997, except for Note 23, as to which the date is January 28, 1998, and except for Note 2 - Basic and Diluted Loss Per Share as to which the date is April 7, 1998 appearing in this Annual Report on Form 10-K of Fine Host Corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
New York, NY
April 13, 1998